Exhibit 5.1

John K. Baker
W. Christopher Barrier
Sherry P. Bartley
Steve Bauman
R. T. Beard, III
C. Douglas Buford, Jr.
Burnie Burner[1]
Frederick K. Campbell[2]
Michelle H. Cauley
Charles B. Cliett, Jr.[3]
Ken Cook
Elisabeth S. DeLargy[4]
Doak Foster[2]
Byron Freeland
Allan Gates[2]
Kathlyn Graves
Harold W. Hamlin
Jeffrey W. Hatfield
L. Kyle Heffley
Donald H. Henry
M. Samuel Jones III
John Alan Lewis
Walter E. May
Lance R. Miller
Stuart P. Miller
T. Ark Monroe, III[2]
Marshall S. Ney
Anne S. Parker
Larry Parks[1]
Lyn P. Pruitt
Christopher T. Rogers
Jeffrey L. Singleton
Derrick W. Smith[2]
Stan D. Smith
Marcella J. Taylor
Jeffrey Thomas[2]
Nicholas Thompson[2]
William H.L. Woodyard, III, P.A.
Walter G. Wright, Jr.
Leigh Anne Yeargan	425 West Capitol Avenue, Suite 1800 Little Rock, Arkansas 72201-3525 Telephone 501-688-8800 Fax 501-688-8807	Trav Baxter
Cory D. Childs
Courtney C. Crouch, III
Megan Gammill
[5]Jenny T. Garrett
Alex T. Gray
John K. Harriman
[6]Delena c. Hurst
Ben D. Jackson
Margaret A. Johnston
Tony Juneau
Regan Gruber Moffitt
Cristina S. Monterrey
Mary Rutherford
Jeffrey L. Spillyards
Zachary T. Steadman
Mary Catherine Wood	Counsel
Robert C. Balfe
[7]Heather M. Bell
[8]Catherine M. Corless
Jeffrey H. Dixon
[9]Jill Grimsley Drewyor
[10]Anton L. Janik, Jr.
[11]Bruce McCandless III
Todd L. Newton
Jennifer R. Pierce
[12]Julie M. Pomerantz
[1]Kathy Y. Reyes
[13]Barry G. Skolnick

Of Counsel
Joseph W. Gelzine
[14]Hermann Ivester
2H. Maurice Mitchell
John S. Selig
Jean D. Stockburger
Richard A. Williams

Writer’s Direct Dial 501-688-8866 September 21, 2009	1 Only Admitted in Texas
2 Admitted in District of Columbia and Arkansas
3 Admitted in Arizona, Texas and Arkansas
4 Only Admitted in Tennessee and Texas
5 Admitted in Louisiana and Arkansas
6 Admitted in Texas, Colorado and Arkansas
7 Admitted in California and Arkansas
8 Admitted in Tennessee and Arkansas
9 Admitted in Oklahoma and Arkansas
10 Admitted in Colorado and Arkansas
11 Only Admitted in New York,
Washington, D.C. and Texas
12 Only Admitted in Georgia and Texas
13 Only Admitted in New York
14 Admitted in the U.S. Patent
and Trademark Office and Arkansas
All Others Admitted Only in Arkansas

The Underwriters listed on Schedule A hereto
c/o Stephens Inc.
111 Center Street
Little Rock, AR 72201
Dear Ladies and Gentlemen:
     We have acted as special counsel for Home BancShares, Inc. (the “Company”), a corporation organized under the laws of the State of Arkansas, in connection with the public offering and sale by the Company of 4,950,000 shares (the “Shares”) of the common stock, $0.01 par value per share (the “Common Stock”), of the Company pursuant to the Underwriting Agreement, dated September 15, 2009, (the “Underwriting Agreement”), between you as the underwriters (the “Underwriters”) and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.
     The transactions contemplated by the Underwriting Agreement are more fully described in the Company’s Registration Statement on Form S-3, (Registration No. 333-161198) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended, which includes a Prospectus relating to the public offering of the Shares.
     This opinion is furnished to you at the request of the Company pursuant to Section 7(c) of the Underwriting Agreement, and is being delivered concurrently with the delivery of the Shares and the receipt of the payment therefor.
     We have examined the Registration Statement, the Underwriting Agreement, the General Disclosure Package and the Prospectus, and resolutions adopted by the Board of Directors of the

The Underwriters listed on Schedule A hereto
September 21, 2009

Company, as certified by the Secretary of the Company, and the Board of Directors for Centennial Bank (the “Bank”), as certified by the Secretary of the Bank, certificates of officers of the Company covering various other matters, certificates of the Secretary of the State of Arkansas, the Arkansas State Bank Department (“ASBD”), the Federal Reserve Bank of St. Louis, the Federal Deposit Insurance Corporation (“FDIC”), the Secretary of the State of Connecticut, the Secretary of the State of Delaware, and the Secretary of the State of Florida as to the legal existence of the Company, the Bank, and non-Bank Subsidiaries.
     We have also examined such other papers, documents and certificates and have made such investigations as to matters of fact and law as we have considered necessary in order to give the opinions set forth below. In making such examination, we have assumed, without investigation or duty to investigate, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures and the legal capacity of all natural persons, and (iii) the conformity to originals and the completeness of all documents submitted to us as photostatic, notarial or certified copies (including telecopies). As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and other appropriate persons and statements contained in the Registration Statement.
     The opinions set forth in this letter are based on the federal laws of the United States and the laws of the State of Arkansas, and no opinion is expressed as to the laws of any other jurisdiction.
     Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:
     1. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Company is validly existing as a corporation in good standing under the laws of the State of Arkansas, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.
     2. The Company and the Bank have full right, power and authority to execute and deliver the Underwriting Agreement and to perform their respective obligations thereunder.
     3. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column titled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the

The Underwriters listed on Schedule A hereto
September 21, 2009

Registration Statement, the General Disclosure Package and the Prospectus); all of the shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company known to us; and the Shares conform to the description of the Common Stock contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     4. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) to our knowledge, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, except pursuant to the Company’s stock option plans and awards currently in effect on the date hereof; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.
     5. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where such failure to so qualify, or be in good standing, would not have a Material Adverse Effect.
     6. Each of the Company’s subsidiaries either is validly existing as a corporation, state bank, Delaware business trust or Connecticut statutory trust, in each case, in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate or trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; each of the Company’s subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which, to our knowledge, such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim known to us; none of the outstanding shares of capital stock or other equity interest of each subsidiary were issued in violation of the preemptive or other similar rights of any security holder of such security known to us; and the Company and the Bank have all necessary consents and approvals under applicable federal and state laws and regulations relating to banks and bank holding companies to own their respective assets and carry on their respective businesses as currently conducted, except for those consents and approvals that would not have a Material Adverse Effect.

The Underwriters listed on Schedule A hereto
September 21, 2009

     7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Bank.
     8. The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions herein contemplated will not (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any state or federal governmental authority, except such as have been made or obtained under the Securities Act and except as may be required under the rules and regulations of the NASDAQ Global Select Market or the Financial Industry Regulatory Authority and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (b) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (c) result in any violation of the provisions of the articles of incorporation or charter (as applicable) or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or Governmental Entity, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.
     9. To our knowledge, neither the Company nor any of its subsidiaries is in violation of articles of incorporation or charter (as applicable) or bylaws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that is described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus, except for such defaults, that, singly or in the aggregate, would not have a Material Adverse Effect.
     10. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” as such statements contain descriptions of laws, rules or regulations, and insofar as they describe the terms of agreements or the Company’s articles of incorporation or bylaws, are correct in all material respects.
     11. The Company has all necessary approvals of the Board of Governors of the Federal Reserve System (“FRB”) to own the stock or other equity interest of its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to our knowledge, neither the Company nor any subsidiary is subject to any cease

The Underwriters listed on Schedule A hereto
September 21, 2009

and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive (other than orders or directives applicable to the banking industry as a whole) by, or is a recipient of any extraordinary supervisory agreement letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of any of the FRB, ASBD or the FDIC (collectively, the “Bank Regulators”), and to our knowledge, neither the Company nor any subsidiary has been advised by any of the Bank Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, or extraordinary supervisory letter, and neither the Company nor any subsidiary is contemplating (A) becoming a party to any such written agreement, memorandum of understanding, commitment letter or similar undertaking with any Bank Regulator or (B) adopting any such board resolutions at the request of any Bank Regulator. To our knowledge, neither the Company nor any subsidiary has received notice of any proceeding or action relating specifically to the Company or its subsidiaries for the revocation or suspension of any consent, authorization, approval, order, license, certificate or permit issued by, or any other action or proposed action by, any regulatory authority having jurisdiction over the Company or its subsidiaries that would have a Material Adverse Effect.
     12. The Company is not, and after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.
     13. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder; and no facts have come to our attention that have caused us to have knowledge to believe that any such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     14. The Registration Statement, the General Disclosure Package and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and we do not know of any contracts or other agreements of a character required to be incorporated by reference into the General Disclosure Package or the Prospectus or required to be filed as an Exhibit to the Registration

The Underwriters listed on Schedule A hereto
September 21, 2009

Statement or required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which are not filed or incorporated by reference or described as required.
     15. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable; and the issuance and sale of the Shares is not subject to any preemptive right under the laws of the State of Arkansas or the articles of incorporation or bylaws of the Company or, to our knowledge, any contractual preemptive or similar rights.
     16. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).
     17. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings, as well as contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.
     18. The information incorporated into the Registration Statement, the General Disclosure Package and the Prospectus in the Company’s most recent Form 10-K and Form 10-Q under “Legal Proceedings,” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement, the General Disclosure Package and the Prospectus that are descriptions of agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown. To our knowledge, the aggregate of all pending legal, regulatory or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     19. To our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or threatened required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.
     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and the Underwriters, at which the contents of the Registration Statement, the General Disclosure

The Underwriters listed on Schedule A hereto
September 21, 2009

Package, the Prospectus, and related matters were discussed. Although we are not passing upon and do not assume any responsibility for and have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except for those referred to in Paragraph 10 of this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company), no facts have come to our attention that have caused us to have knowledge to believe that, (a) as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) as of its date, the General Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion), or (c) that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement, General Disclosure Package or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, and financial data derived therefrom, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and we do not know of any amendment to the Registration Statement required to be filed.
     With respect to the foregoing opinions, we note that the Connecticut Secretary of State has denied our request for a certificate of existence for Community Financial Statutory Trust I due to an unfiled annual report. The foregoing opinions are thereby qualified with respect to the legal status, or any action related to the legal status, of Community Financial Statutory Trust I.
     As used herein, the phrase “to our knowledge,” or words of similar import, mean the present actual conscious knowledge of John S. Selig, C. Douglas Buford, Jr., Walter E. May, Courtney C. Crouch, and Cory D. Childs, the lawyers at our firm who have been principally involved in negotiating and reviewing the Underwriting Agreement and in the preparation and review of the Registration Statement and the Prospectus. The terms “we,” “us,” “our,” “the firm” or words of similar import mean the law firm of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as it exists on the date of this opinion letter.

The Underwriters listed on Schedule A hereto
September 21, 2009

     Our opinions represent the professional judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law based upon facts presented to us or assumed by us and should not be considered or construed as a guaranty.
     Our opinions are rendered as of the date hereof and are based upon applicable law and relevant documents as they exist as of the date hereof. Our opinions are subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts which may affect matters or opinions set forth herein.
     This letter is furnished by us as counsel for the Company to you as the Underwriters and is solely for your benefit as such Underwriters. We hereby consent to the reliance on this letter by your counsel, Hunton & Williams LLP, in rendering to the Underwriters the opinion required by Section 7(c) of the Underwriting Agreement. This letter may not otherwise be provided in any manner to, or relied upon by, any other person without our express written approval. The liability of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., is limited to the fullest extent possible under Ark. Code Ann. § 16-114-303, a copy of which is attached.

Very truly yours,
/s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.

Attachment

The Underwriters listed on Schedule A hereto
September 21, 2009

Schedule A
Stephens Inc.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Inc.
Howe Barnes Hoefer & Arnett Inc.

The Underwriters listed on Schedule A hereto
September 21, 2009

Ark. Code Ann. § 16-114-303
16-114-303. Liability of attorneys.
     No person licensed to practice law in Arkansas and no partnership or corporation of Arkansas licensed attorneys or any of its employees, partners, members, officers, or shareholders shall be liable to persons not in privity of contract with the person, partnership, or corporation for civil damages resulting from acts, omissions, decisions, or other conduct in connection with professional services performed by the person, partnership, or corporation, except for:
     (1) Acts, omissions, decisions, or conduct that constitutes fraud or intentional misrepresentations; or
     (2) Other acts, omissions, decisions, or conduct if the person, partnership, or corporation was aware that a primary intent of the client was for the professional services to benefit or influence the particular person bringing the action. For the purposes of this subdivision, if the person, partnership, or corporation:
     (A) Identifies in writing to the client those persons who are intended to rely on the services, and
     (B) Sends a copy of the writing or similar statement to those persons identified in the writing or statement, then the person, partnership, or corporation or any of its employees, partners, members, officers, or shareholders may be held liable only to the persons intended to so rely, in addition to those persons in privity of contract with the person, partnership, or corporation.